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                                                                    EXHIBIT 23.3


                                    CONSENT
                                       OF
                             SABRE ASSOCIATES, INC.


     Sabre Associates, Inc. ("Sabre") hereby consents to the summary of the market information contained in our 1986 and 1992 studies titled "Plastic Siding, Windows and Doors" and our 1997 study titled "Plastic Siding and Windows in the U.S. and Canada -- 1996-2000" in the Registration Statement of Associated Materials Incorporated (the "Company") relating to the public offering of common stock (Commission File No. 333-42065) and the Registration Statement of the Company relating to the public offering of $75,000,000 in principal amount of senior subordinated notes due 2008 (Commission File No. 333-42067) and the prospectus included as part of each such Registration Statement, including all amendments thereto. The Company acknowledges that Sabre compiles the data received by it from manufacturers, retailers, distributors, installers, home builders and remodelers, trade associations, government sources and other consulting and marketing research firms. As a result, Sabre cannot guarantee the accuracy or completeness of such data. SABRE MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE DATA OR RESULTS TO BE OBTAINED BY THE COMPANY OR OTHERS FROM THE USE OF THE DATA.

     The Company hereby agrees to indemnify Sabre for any third party claims that may arise from the use of the summary of the data in the Company's Registration Statements referred to above. IN NO EVENT SHALL SABRE BE LIABLE TO THE COMPANY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL OR CONSEQUENTIAL, ARISING OUT OF OR IN CONNECTION WITH THE FURNISHING BY SABRE OF THE DATA TO THE COMPANY AS SET FORTH HEREIN.

     Sabre's consent to the filing of this Consent in the Company's Registration Statements shall not be deemed to be an admission that Sabre is an expert within the meaning of Rule 436 under the Securities Act of 1933, as amended.

     This Consent will not be valid unless signed by both parties.

                                             SABRE ASSOCIATES, INC.

                                             By: /s/ Stephen H. Senzer   2/13/98
                                                 -------------------------------
                                             Title: President            (Date)

                                             ASSOCIATED MATERIALS INCORPORATED

                                             By: /s/ James R. Bussman    2/12/98
                                                 -------------------------------
                                                 James R. Bussman        (Date)
                                                 Vice President